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                                                                     Exhibit 5.1


             [LETTERHEAD OF ELIAS, MATZ, TIERNAN & HERRICK L.L.P.]

                                 March 14, 2001




Board of Directors
Globe Bancorp, Inc.
4051 Veterans Boulevard
Metairie, Louisiana 70002

Gentlemen:

         We have acted as special counsel to Globe Bancorp, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the Registration Statement on Form SB-2 (the "Registration Statement"), relating to the issuance of up to 304,175 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), in connection with the conversion of Globe Homestead Federal Savings Association, Metairie, Louisiana (the "Bank") from mutual to stock form and the reorganization of the Bank as a subsidiary of the Company (the "Conversion").

         In this regard, we have examined the Articles of Incorporation and Bylaws of the Company, resolutions of the Boards of Directors of the Company and the Bank, the Plan of Conversion of the Bank ("Plan of Conversion"), and such other documents and matters of law as we deemed appropriate for the purposes of this opinion. This opinion is limited to federal laws and regulations and the laws of the State of Louisiana which are in effect on the date hereof.

         Based upon the foregoing, we are of the opinion as of the date hereof that the Common Stock has been duly and validly authorized, and when issued in accordance with the terms of the Plan of Conversion, and upon the receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable.



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Board of Directors
Globe Bancorp, Inc.
March 14, 2001
Page 2


         We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement and to the references to this firm under the headings "The Conversion - Tax Aspects" and "Legal and Tax Opinions" in the Prospectus contained in the Registration Statement.

                                       Very truly yours,

                                       ELIAS, MATZ, TIERNAN & HERRICK L.L.P.



                                       By:  /S/ KEVIN M. HOULIHAN
                                            ----------------------------------
                                            Kevin M. Houlihan, a Partner